Page 1 of 13	Exhibit 99.1

Contact:	Investors Mary T. Conway Conway Communications 1-781-772-1679 marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

SECOND QUARTER FISCAL 2018 RESULTS

Company improves EPS guidance and adjusts revenue guidance amid transition to subscription revenue model

ACTON, Mass. (September 6, 2017) – SeaChange International, Inc. (NASDAQ: SEAC) today reported second quarter fiscal 2018 revenue of $17.2 million and U.S. GAAP loss from operations of $2.1 million, or $0.06 per basic share, compared to second quarter fiscal 2017 revenue of $18.5 million and U.S. GAAP loss from operations of $11.7 million, or $0.33 per basic share.

The Company’s U.S. GAAP second quarter fiscal 2018 results included non-GAAP charges of $1.1 million, which consisted primarily of severance and other restructuring costs of $0.6 million, stock-based compensation of $0.7 million, amortization of intangible assets from prior acquisitions of $0.6 million and a reduction of $0.8 million in the previously recorded provision for loss contract, while the second quarter fiscal 2017 results included $4.1 million of non-GAAP charges. The non-GAAP loss from operations for the second quarter of fiscal 2018 was $1.0 million, or $0.03 per basic share, compared to the second quarter of fiscal 2017 non-GAAP loss from operations of $7.6 million, or $0.21 per basic share.

For the first six months of fiscal 2018, the Company reported revenue of $33.9 million and a U.S. GAAP loss from operations of $7.6 million, or $0.22 per basic share, compared to revenue of $40.0 million and a U.S.GAAP loss from operations of $21.2 million, or $0.61 per basic share in the same period in the prior fiscal year. The non-GAAP loss from operations for the first six months of fiscal 2018 was $2.7 million, or $0.08 per basic share, compared to a non-GAAP loss from operations of $14.4 million, or $0.41 per basic share, in the first half of fiscal 2017.

Ed Terino, Chief Executive Officer, SeaChange, said, “In the second quarter of fiscal 2018, we saw continued success with existing and new customers for IP video and cloud-based deployments, including the first sale of our new NitroX platform. We are continuing to generate green field customer opportunities globally for our end-to-end subscription solution, with yet another new multi-million dollar transaction in the quarter, which provides stronger support for revenue growth next year. Because larger transactions are moving to a subscription model, we are narrowing and lowering our annual revenue guidance at this point, but improving bottom-line expectations that include achieving a return to profitability in the second half of this fiscal year.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “The second fiscal quarter represented good progress in achieving improved gross margins and lower operating expenses. Our revenue came in within our guidance range, despite some pressure from the increase in subscription model revenues, but as importantly, our non-GAAP EPS results were at the high end of the guidance range. Our GAAP and non-GAAP gross profit margin improved sequentially, reaching 66 percent and 63 percent, respectively, providing further evidence of our ability to achieve our goal of attaining non-GAAP gross profit margins in the low 60s on a recurring basis, especially as our revenue mix continues to transition from perpetual licenses to a subscription or SaaS model.”

Faubert added, “In terms of cost savings from the restructuring initiatives we have implemented, we remain on target to achieve a total of $38 million in cost savings on an annual run-rate basis, including approximately $17 million to $18 million in annual run-rate savings in fiscal 2018 alone. We remain focused on returning the company to profitability as well as revenue growth in the second half of fiscal 2018. Despite the top-line pressure from the transition to subscription or SaaS-based revenue models for more opportunities, we continue to believe this evolution will improve both the visibility into and predictability of our revenue growth.”

SeaChange ended the second quarter of fiscal 2018 with cash, cash equivalents, restricted cash and marketable securities of approximately $36 million, and no debt outstanding.

Outlook

SeaChange anticipates third quarter fiscal 2018 revenue to be in the range of $19 million to $21 million, U.S. GAAP loss from operations to be in the range of $0.04 to $0.01 per basic share, and non-GAAP income from operations to be in the range of $0.00 to $0.03 per diluted share. For full fiscal 2018, SeaChange has lowered and narrowed its expectations to revenue in the range of $75 million to $80 million, U.S. GAAP loss from operations in the range of $0.28 to $0.23 per basic share and non-GAAP operating income in the range of a loss of $0.03 per basic share to income of $0.02 per diluted share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations. The Company has made no provision for restructuring expense in its outlook for the third quarter of fiscal 2018.

Conference Call

The Company will host a conference call to discuss its second quarter fiscal 2018 results at 5:00 p.m. ET today, Wednesday, September 6, 2017. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. The webcast replay will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq:SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As an Emmy winning organization with nearly 25 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; net losses incurred by the Company and potential reduction in its cash position; the implementation of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses, services or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has taken non-controlling equity positions; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the availability of shares to provide adequate equity incentives to employees of the Company; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the ability of the Company to remediate identified material weaknesses in certain internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	July 31, 2017	January 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$25,295	$28,302
Restricted cash	8	109
Marketable securities	10,287	10,244
Accounts and other receivables, net	22,661	25,985
Unbilled receivables	4,347	6,553
Inventories, net	635	770
Prepaid expenses and other current assets	2,983	2,393
Property and equipment, net	10,611	11,485
Goodwill and intangible assets, net	26,696	25,890
Other assets	3,414	4,336

Total assets	$106,937	$116,067

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$9,884	$14,906
Deferred revenues	14,454	14,936
Deferred tax liabilities and income taxes payable	17,886	16,159
Other long term liabilities	522	530

Total liabilities	42,746	46,531

Total stockholders’ equity	64,191	69,536

Total liabilities and stockholders’ equity	$106,937	$116,067

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenues:
Products	$5,039	$2,535	$7,788	$6,735
Services	12,186	15,917	26,104	33,287

Total revenues	17,225	18,452	33,892	40,022

Cost of revenues:
Products	1,336	1,108	1,890	2,682
Services	4,218	8,920	10,198	18,866
Amortization of intangible assets	255	316	509	632
Stock-based compensation expense	—	85	2	157

Total cost of revenues	5,809	10,429	12,599	22,337

Gross profit	11,416	8,023	21,293	17,685

Operating expenses:
Research and development	6,399	7,727	11,777	16,426
Selling and marketing	2,439	4,429	5,376	8,499
General and administrative	3,084	3,835	6,727	7,906
Amortization of intangible assets	361	582	705	1,032
Stock-based compensation expense	653	854	1,528	894
Earn-outs and change in fair value of earn-outs	—	249	—	249
Professional fees - other	—	172	21	304
Severance and other restructuring costs	563	1,843	2,710	3,618

Total operating expenses	13,499	19,691	28,844	38,928

Loss from operations	(2,083)	(11,668)	(7,551)	(21,243)
Other income (expenses), net	589	(635)	955	287

Loss before income taxes	(1,494)	(12,303)	(6,596)	(20,956)
Income tax provision	35	14,581	304	14,835

Net loss	$(1,529)	$(26,884)	$(6,900)	$(35,791)

Net loss per share:
Basic	$(0.05)	$(0.77)	$(0.20)	$(1.03)

Diluted	$(0.05)	$(0.77)	$(0.20)	$(1.03)

Weighted average common shares outstanding:
Basic	35,351	35,115	35,331	34,739

Diluted	35,351	35,115	35,331	34,739

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended July 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,900)	$(35,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,198	1,567
Amortization of intangible assets	1,214	1,664
Fair value of acquisition-related contingent consideration	—	249
Stock-based compensation expense	1,530	1,051
Deferred income taxes	79	14,649
Other non-cash reconciling items, net	8	195
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	4,358	14,023
Unbilled receivables	2,558	(565)
Inventories	57	19
Prepaid expenses and other assets	8	1,053
Accounts payable	(2,594)	(1,607)
Accrued expenses	(3,193)	(5,307)
Deferred revenues	(870)	(5,419)
Other operating activities	230	122

Total cash used in operating activities	(2,317)	(14,097)

Cash flows from investing activities:
Purchases of property and equipment	(274)	(403)
Purchases of marketable securities	(4,501)	—
Proceeds from sale and maturity of marketable securities	4,449	252
Acquisition of business, net of cash acquired	—	(5,243)
Other investing activities	388	(83)

Total provided by (used in) in investing activities	62	(5,477)

Cash flows from financing activities:
Proceeds from issuance of common stock	26	33
Payments of withholding tax on RSU vesting	(36)	(91)
Other financing activities	—	(4)

Total cash used in financing activities	(10)	(62)

Effect of exchange rate changes on cash	(742)	(431)

Net decrease in cash and cash equivalents	(3,007)	(20,067)

Cash and cash equivalents, beginning of period	28,302	58,733

Cash and cash equivalents, end of period	$25,295	$38,666

Non-GAAP Measures.

We define non-GAAP (loss) income from operations as U.S. GAAP operating loss plus stock-based compensation expenses, amortization of intangible assets, provision for loss contract, earn-outs and change in fair value of earn-outs, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP (loss) income from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP (loss) income from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays of acceptance by our customer. Delays of customer acceptance on this project result in incremental expenditures and require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in fiscal 2016. Subsequently, because of changes in the scope of the project and negotiations with the fixed-price customer, we recorded adjustments since fiscal 2016 totaling $4.7 million to reduce this provision. We believe that the exclusion of this line item amount, which is recorded in cost of revenues – service, allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP (loss) income from operations for the three and six months ended July 31, 2017 and 2016 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended July 31, 2017			Three Months Ended July 31, 2016
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$5,039	$—	$5,039	$2,535	$—	$2,535
Services	12,186	—	12,186	15,917	—	15,917

Total revenues	17,225	—	17,225	18,452	—	18,452

Cost of revenues:
Products	1,336	—	1,336	1,108	—	1,108
Services	4,218	766	4,984	8,920	—	8,920
Amortization of intangible assets	255	(255)	—	316	(316)	—
Stock-based compensation	—	—	—	85	(85)	—

Total cost of revenues	5,809	511	6,320	10,429	(401)	10,028

Gross profit	11,416	(511)	10,905	8,023	401	8,424

Gross profit percentage	66.3%	(3.0%)	63.3%	43.5%	2.2%	45.7%

Operating expenses:
Research and development	6,399	—	6,399	7,727	—	7,727
Selling and marketing	2,439	—	2,439	4,429	—	4,429
General and administrative	3,084	—	3,084	3,835	—	3,835
Amortization of intangible assets	361	(361)	—	582	(582)	—
Stock-based compensation expense	653	(653)	—	854	(854)	—
Earn-outs and change in fair value of earn-outs	—	—	—	249	(249)	—
Professional fees - other	—	—	—	172	(172)	—
Severance and other restructuring costs	563	(563)	—	1,843	(1,843)	—

Total operating expenses	13,499	(1,577)	11,922	19,691	(3,700)	15,991

(Loss) income from operations	$(2,083)	$1,066	$(1,017)	$(11,668)	$4,101	$(7,567)

(Loss) income from operations percentage	(12.1%)	6.2%	(5.9%)	(63.2%)	22.2%	(41.0%)

Weighted average common shares outstanding:
Basic	35,351	35,351	35,351	35,115	35,115	35,115

Diluted	35,351	35,565	35,351	35,115	35,171	35,115

Non-GAAP operating (loss) income per share:
Basic	$(0.06)	$0.03	$(0.03)	$(0.33)	$0.12	$(0.21)

Diluted	$(0.06)	$0.03	$(0.03)	$(0.33)	$0.12	$(0.21)

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Six Months Ended July 31, 2017			Six Months Ended July 31, 2016
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$7,788	$—	$7,788	$6,735	$—	$6,735
Services	26,104	—	26,104	33,287	—	33,287

Total revenues	33,892	—	33,892	40,022	—	40,022

Cost of revenues:
Products	1,890	—	1,890	2,682	—	2,682
Services	10,198	593	10,791	18,866	—	18,866
Amortization of intangible assets	509	(509)	—	632	(632)	—
Stock-based compensation	2	(2)	—	157	(157)	—

Total cost of revenues	12,599	82	12,681	22,337	(789)	21,548

Gross profit	21,293	(82)	21,211	17,685	789	18,474

Gross profit percentage	62.8%	(0.2%)	62.6%	44.2%	2.0%	46.2%

Operating expenses:
Research and development	11,777	—	11,777	16,426	—	16,426
Selling and marketing	5,376	—	5,376	8,499	—	8,499
General and administrative	6,727	—	6,727	7,906	—	7,906
Amortization of intangible assets	705	(705)	—	1,032	(1,032)	—
Stock-based compensation expense	1,528	(1,528)	—	894	(894)	—
Earn-outs and change in fair value of earn-outs	—	—	—	249	(249)	—
Professional fees - other	21	(21)	—	304	(304)	—
Severance and other restructuring costs	2,710	(2,710)	—	3,618	(3,618)	—

Total operating expenses	28,844	(4,964)	23,880	38,928	(6,097)	32,831

(Loss) income from operations	$(7,551)	$4,882	$(2,669)	$(21,243)	$6,886	$(14,357)

(Loss) income from operations percentage	(22.3%)	14.4%	(7.9%)	(53.1%)	17.2%	(35.9%)

Weighted average common shares outstanding:
Basic	35,331	35,331	35,331	34,739	34,739	34,739

Diluted	35,331	35,485	35,331	34,739	34,804	34,739

Non-GAAP operating (loss) income per share:
Basic	$(0.22)	$0.14	$(0.08)	$(0.61)	$0.20	$(0.41)

Diluted	$(0.22)	$0.14	$(0.08)	$(0.61)	$0.20	$(0.41)

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands except percentage data)

	Three Months Ended July 31, 2017			Six Months Ended July 31, 2017
	Total	Product	Service	Total	Product	Service
Revenue	$17,225	$5,039	$12,186	$33,892	$7,788	$26,104

GAAP gross profit	$11,416	$3,677	$7,739	$21,293	$5,846	$15,447
Exclude provision for loss contract	(766)	—	(766)	(593)	—	(593)
Exclude amortization of intangible assets	255	26	229	509	52	457
Exclude stock based compensation	—	—	—	2	—	2

Non-GAAP gross profit	$10,905	$3,703	$7,202	$21,211	$5,898	$15,313

Non-GAAP gross profit, %	63.3%	73.5%	59.1%	62.6%	75.7%	58.7%

The following table reconciles the Company’s forecasted U.S. GAAP loss from operations to the Company’s forecasted non-GAAP loss from operations for the Company’s third fiscal quarter and full fiscal 2018:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands except per share data)

	Three Months Ended October 31, 2017			Twelve Months Ended January 31, 2018
GAAP revenue guidance	$19,000	to	$21,000	$75,000	to	$80,000
GAAP loss from operations per basic share	$(0.04)		$(0.01)	$(0.28)		$(0.23)
Exclude stock compensation expense	0.02		0.02	0.08		0.08
Exclude amortization of intangible assets	0.02		0.02	0.08		0.08
Exclude professional fees associated with divestitures	—		—	—		—
Exclude restructuring costs	—		—	0.09		0.09

Non-GAAP income (loss) from operations per diluted or basic share	$0.00		$0.03	$(0.03)		$0.02

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Product revenues:
Video platform	$3,565	$1,785	$5,413	$4,351
Advertising	—	—	—	121
User experience	149	(85)	267	292
Hardware	914	406	1,598	932
Third-party products	411	429	510	1,039

Total product revenues	5,039	2,535	7,788	6,735

Service revenues:
Maintenance and support	8,718	9,076	16,982	18,753
SaaS	313	808	1,707	1,795
Professional services - video platform	2,988	5,653	7,170	10,365
User experience	167	380	245	2,374

Total service revenues	12,186	15,917	26,104	33,287

Total revenues	$17,225	$18,452	$33,892	$40,022